Exhibit 10.2
EXECUTION COPY

GUARANTEE AGREEMENT
made by
LAM RESEARCH CORPORATION
in favor of
ABN AMRO BANK N.V.,
as Administrative Agent for the Lenders
Dated as of June 16, 2006

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EXECUTION COPY
GUARANTEE AGREEMENT
          GUARANTEE AGREEMENT, dated as of June 16, 2006, made by LAM RESEARCH CORPORATION, a Delaware corporation (the “Guarantor”), in favor of the several banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of June 16, 2006 among LAM RESEARCH INTERNATIONAL, S.A.R.L. (the “Borrower”), the Lenders and ABN AMRO BANK N.V., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a subsidiary of the Guarantor; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Lenders;
          NOW, THEREFORE, the Guarantor hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:
SECTION 1. DEFINED TERMS
     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     (b) The following terms shall have the following meanings:
          “Agreement”: this Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Continuing Directors”: the directors of the Guarantor on the Closing Date, after giving to the transactions contemplated hereby, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Guarantor is recommended by at least 66-2/3% of the then Continuing Directors.
          “Group Member”: the Guarantor and each of its Subsidiaries.
          “Guarantor Default”: any of the events specified in the defined term Guarantor Event of Default below, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Guarantor Event of Default”: any of the following events, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied:
     (a) any representation or warranty made or deemed made by the Guarantor herein or in any Security Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such Security Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;
     (b) the Guarantor shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 4.4(a), Section 4.7(a) or Section 5 of this Agreement or Section 7 of the Security Agreement;
     (c) the Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or any Security Document (other than as provided in paragraphs (a) and (b) of this definition), and such default shall continue unremedied for a period of 30 days after notice to the Guarantor from the Administrative Agent or the Majority Lenders;
     (d) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (d) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (d) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000;
     (e) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 120 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

     (f) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Guarantor or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Guarantor or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Majority Lenders, reasonably be expected to have a Material Adverse Effect;
     (g) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;
     (h) any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Guarantor or any Affiliate of the Guarantor shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;
     (i) this Agreement shall cease, for any reason, to be in full force and effect or the Guarantor or any Affiliate of the Guarantor shall so assert; or
          (j) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 20% of the outstanding common stock of the Guarantor; or (iv) the board of directors of the Guarantor shall cease to consist of a majority of Continuing Directors.
          “Guarantor Obligations”: with respect to the Guarantor, all obligations and liabilities of the Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which the Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Guarantor pursuant to the terms of this Agreement or any other Loan Document). For the purposes of clarity, Guarantor is a guarantor of the Secured Obligations (as defined in the Security Agreement), but is not a co-obligor with the Borrower of the Obligations (as defined in the Credit Agreement).
          “Guarantor”: as defined in the preamble hereto.

          “Material Adverse Effect”: a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.
          “Responsible Officer”: the chief executive officer, president or chief financial officer of the Guarantor, but in any event, with respect to financial matters, the chief financial officer of the Guarantor.
     1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Guarantor, shall refer to the Guarantor’s Collateral or the relevant part thereof.
SECTION 2. GUARANTEE
     2.1 Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
          (b) This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors and assigns, until all the Obligations and the obligations of the Guarantor under this guarantee shall have been satisfied by payment in full and the Commitments shall be terminated.
     2.2 No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
     2.3 Amendments, etc. with respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the

Administrative Agent or any Lender, and this Agreement and the Notes and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
     2.4 Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this guarantee or acceptance of this guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guarantee; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guarantee. To the fullest extent permitted by applicable law, the Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any Note, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     2.5 Reinstatement. This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the

Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     2.6 Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office
     2.7 Cure. If, on any date, the Overcollateralization Ratio is less than 110%, the Guarantor may, without premium or penalty, promptly, but in no event later than three Business Days thereafter, deposit additional Eligible Securities into the Collateral Account in an amount such that after giving effect to such deposit the Overcollateralization Ratio shall be equal to or greater than 110%.
SECTION 3. REPRESENTATIONS AND WARRANTIES
          The Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:
     3.1 Financial Condition. The audited consolidated balance sheets of the Guarantor as at June 29, 2003, June 27, 2004, and June 26, 2005, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of the Guarantor as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Guarantor as at March 26, 2006, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Guarantor as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Guarantor does not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from March 26, 2006 to and including the date hereof there has been no Disposition by the Guarantor of any material part of its business or property on a consolidated basis.
     3.2 No Change. Since March 26, 2006, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
     3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     3.4 Power; Authorization; Enforceable Obligations. The Guarantor has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party.

The Guarantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 3.3 to the Credit Agreement, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document to which the Guarantor is a party has been duly executed and delivered by it. This Agreement constitutes, and each other Loan Document to which the Guarantor is a party upon execution will constitute, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents to which Guarantor is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable a Group Member could reasonably be expected to have a Material Adverse Effect.
     3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against any Group Member or against any the respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
     3.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Guarantor Default or Guarantor Event of Default has occurred and is continuing.
     3.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 5.1.
     3.9 Intellectual Property. The Guarantor owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Guarantor know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.
     3.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.

     3.11 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Guarantor nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Guarantor nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Guarantor or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.
     3.12 Investment Company Act; Other Regulations. The Guarantor is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Guarantor is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.
     3.13 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
     (a) the facilities and properties owned, leased or operated by the Guarantor (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;
     (b) No Group Member has received nor is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Guarantor have knowledge or reason to believe that any such notice will be received or is being threatened;
     (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;
     (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Guarantor, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;
     (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Guarantor in connection with the

Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;
     (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and
     (g) no Group Member has assumed any liability of any other Person under Environmental Laws.
     3.14 Accuracy of Information, etc. No statement or information contained in this Agreement or the Security Agreement or any other document, certificate or statement furnished by or on behalf of the Guarantor to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the Security Agreement, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Guarantor to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to the Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
     3.15 Security Documents. The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. Upon execution and delivery of the Securities Control Agreement by the parties thereto, the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Guarantor in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in the Security Agreement), in each case prior and superior in right to any other Person (except as otherwise permitted by Section 5.1).
SECTION 4. AFFIRMATIVE COVENANTS
          The Guarantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:
     4.1 Financial Statements. Furnish to the Administrative Agent and each Lender:
     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Guarantor, a copy of the audited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young, LLP or other independent certified public accountants of nationally recognized standing; and

     (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Guarantor, the unaudited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).
          All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. Notwithstanding anything to the contrary contained in this Section 4.1, the Guarantor shall not be required to deliver any financial statements to the Administrative Agent with respect to any period for which it has timely filed its Form 10-K or Form 10-Q, as the case may be, with the SEC (provided that such Form 10-K or Form 10-Q, as the case may be, is publicly available on the SEC’s website (or a similar website) within the time periods required by this Section).
     4.2 Certificates; Other Information. Furnish to the Administrative Agent:
     (a) concurrently with the delivery of the financial statements referred to in Section 4.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;
     (b) concurrently with the delivery of any financial statements pursuant to Section 4.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and
     (c) unless publicly available at such time on the SEC’s website (or a similar website), within five days after the same are sent, copies of all financial statements and reports that the Guarantor sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Guarantor may make to, or file with, the SEC.
     4.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.
     4.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 5.2(b) and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual

Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     4.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.
     4.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.
     4.7 Notices. Promptly after acquiring knowledge thereof give notice to the Administrative Agent of:
     (a) the occurrence of any Default or Event of Default;
     (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
     (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $25,000,000 or more and not covered by insurance or (ii) which relates to any Loan Document to which the Guarantor is a party, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
     (d) the following events, as soon as possible and in any event within 30 days after the Guarantor knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Guarantor or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and
     (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 4.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.
     4.8 Environmental Laws .

     (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws
     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
SECTION 5. NEGATIVE COVENANTS
          The Guarantor hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
     5.1 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:
     (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Guarantor or its Subsidiaries, as the case may be, in conformity with GAAP;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;
     (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Guarantor or any of its Subsidiaries;
     (f) Liens in existence on the date hereof listed on Schedule 5.1(f), securing Indebtedness described on such schedule, or any refinancing thereof, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;
     (g) Liens securing Indebtedness of the Guarantor or any other Subsidiary incurred to finance the acquisition of fixed or capital assets, or any refinancing thereof, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

     (h) Liens arising as a result of any transactions expressly permitted by Section 5.2
     (i) Liens created pursuant to the Security Documents;
     (j) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and
     (k) Liens not otherwise permitted by this Section so long the aggregate outstanding principal amount of the obligations secured thereby exceed (as to the Guarantor and all Subsidiaries) $100,000,000 at any one time.
     Notwithstanding anything to the contrary contained in this Section 5.1, no Lien otherwise permitted hereunder shall encumber the Pledged Collateral.
     5.2 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:
     (a) any Subsidiary may be merged or consolidated with or into the Borrower or Guarantor (provided that the Borrower or the Guarantor shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary (provided that the Wholly Owned Subsidiary shall be the continuing or surviving corporation);
     (b) any Subsidiary may Dispose of any or all of its assets (i) to the Borrower or the Guarantor or any Wholly Owned Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 5.3; and
     (c) any Person (other than a Subsidiary) may merge or consolidate with the Borrower or the Guarantor or any Subsidiary.
     5.3 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:
     (a) the Disposition of obsolete or worn out property in the ordinary course of business;
     (b) the sale of inventory in the ordinary course of business;
     (c) Dispositions permitted by clause (i) of Section 5.2(b);
     (d) the sale or issuance of any Subsidiary’s Capital Stock to the Guarantor, the Borrower or any Wholly Owned Subsidiary; and
     (e) the Disposition of other property having a fair market value not to exceed $50,000,000 in the aggregate for any fiscal year of the Guarantor.
     5.4 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Guarantor or any Wholly Owned Subsidiary) unless such transaction is upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, or is otherwise permitted under this Agreement.
     5.5 Changes in Fiscal Periods. Permit the fiscal year of the Guarantor to end on a day other than as would be determined using the Guarantor’s current method of determining fiscal years or change the Guarantor’s method of determining fiscal quarters and fiscal years.
     5.6 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Guarantor and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.
SECTION 6. MISCELLANEOUS
     6.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.
     6.2 Notices. All notices, requests and demands to or upon the Administrative Agent or the Guarantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 1.
     6.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     6.4 Enforcement Expenses; Indemnification. (a) The Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against the Guarantor under this guarantee or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.
     (b) The Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
     (c) The Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required (and has failed) to do so pursuant to Section 9.5 of the Credit Agreement.

     (d) The agreements in this Section 6.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
     6.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
     6.6 Set-Off. The Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to the Guarantor or any other Person, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 6.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.
     6.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     6.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     6.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     6.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantor, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
     6.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     6.12 Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address referred to in Section 6.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     6.13 Acknowledgements. The Guarantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of guarantor and lender; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantor and the Lenders.
     6.14 Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     6.15 Termination and Release(a) .
     (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1 of the Credit Agreement) to take any action requested by the Guarantor having the effect of releasing any Collateral or guarantee obligations that has been consented to in accordance with Section 9.1 of the Credit Agreement or under the circumstances described in paragraph (b) below
     (b) At such time as the Obligations and the Guarantor Obligations shall have been paid in full and the Commitments have been terminated, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Guarantor and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any party.
     6.16 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

LAM RESEARCH CORPORATION

By:	/s/ Roch LeBlanc Title: Treasurer

SCHEDULE 5.1
Existing Liens